UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a -101)
Information Required in a Proxy
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the Securities Exchange Act of 1934 (Amendment No.      )

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FIRST EAGLE FUNDS

(Name of Registrant as Specified In Its Charter)

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First Eagle Global Fund
First Eagle Gold Fund
First Eagle Short Duration High Yield Municipal Fund
First Eagle Small Cap Opportunity Fund

Special Meeting of Shareholders: August 14, 2025

July 28, 2025

Dear Shareholder,

With the exception of the Funds listed above, all First Eagle Funds have obtained shareholder approval of their new investment advisory agreements. Each remaining Fund is close to obtaining the percentage of shareholder votes required to approve its new investment advisory agreement. As noted previously, this shareholder vote is being requested due to a corporate transaction involving the parent of the Funds investment adviser. To give you additional time to submit your vote, we have adjourned the Special Meeting of Shareholders until August 14, 2025.

Please take a few minutes to sign, date and mail the enclosed proxy card in the postage-paid return envelope. Alternatively, you can vote by internet by following the instructions on the proxy card or by calling 1-833-876-6941 to vote by phone with one of our proxy voting specialists.

Once we have received your vote, you will not receive any further communication related to this proxy solicitation.

I appreciate your patience and thank you in advance for voting.

Sincerely,

MEHDI MAHMUD

PRESIDENT

First Eagle Funds

FEF_ADJ4_08.14